FOR IMMEDIATE RELEASE

Contact:
Michael DeVeau
Head of Investor Relations and Communications
212.708.7164
Michael.DeVeau@iff.com

IFF Reports Third Quarter 2020 Results

NEW YORK, N.Y., (November 9, 2020) - International Flavors & Fragrances Inc. (NYSE: IFF) (Euronext Paris: IFF) (TASE: IFF) reported financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Operating Profit	EPS	Sales	Operating Profit	EPS	EPS ex Amortization
$1.3 B	$150 M	$0.75	$1.3 B	$193 M	$1.06	$1.40

First Nine Months 2020 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Operating Profit	EPS	Sales	Operating Profit	EPS	EPS ex Amortization
$3.8 B	$466 M	$2.64	$3.8 B	$574 M	$3.38	$4.39

¹ Schedules at the end of this release contain reconciliations of reported GAAP to non-GAAP metrics.

Management Commentary
“Despite the COVID-19 related headwinds, we achieved a strong sequential improvement in our financial results in the third quarter,” said Andreas Fibig, IFF Chairman and CEO. “Our business continues to be resilient, growing 3% excluding the impact of Fine Fragrance and Food Service, led by a third consecutive quarter of robust growth in Consumer Fragrance. Fine Fragrance and Food Service improved relative to the second quarter, yet still declined as a result of COVID-19.

IFF Executive Vice President and CFO, Rustom Jilla commented, “From a profitability perspective, we have also seen a sequential improvement in the third quarter even as we continued to incur higher pandemic related operating costs. The focus on cash remained intense with lower working capital days and higher free cash flow – both sequentially and versus the prior year. Looking ahead to the fourth quarter, while the level of COVID-19 uncertainty remains too high to provide guidance, we face a roughly 400 basis point sales headwind solely as a result of 2019’s fourth quarter which included an additional week of sales.”

Andreas Fibig concluded, “We also made great progress towards our combination with DuPont Nutrition and Biosciences. To date, we have received antitrust clearance in nearly all markets, obtained overwhelming approval from our shareholders and, in conjunction with N&B successfully completed the permanent financing, including a $6.25 billion senior notes offering at attractive interest rates. While there are a few remaining items, including outstanding regulatory approvals, we continue to expect to complete the merger in the first quarter of 2021.”

Third Quarter 2020 Consolidated Financial Results
•Reported net sales for the third quarter were $1.27 billion, flat when compared to the prior year period. Currency neutral sales increased 1%, representing a sequential improvement versus the second quarter, with year-over-year growth driven by Scent. Fine Fragrance and Food Service, impacted most as a result of the COVID-19 pandemic, improved relative to their second quarter performance, yet declined 14% on a currency neutral basis or 15% on a reported basis. The rest of the portfolio, excluding Fine Fragrance and Food Service was solid, growing 3% on both a currency neutral and reported basis.
•Reported operating profit for the third quarter was $150.3 million, a decrease of 19% from $184.7 million in 2019. Adjusted operating profit excluding amortization increased 1% on a currency neutral basis as margin improvement in Scent was offset by challenges in Taste.
•Reported earnings per share (EPS) for the third quarter was $0.75 per diluted share versus $1.13 per diluted share reported in 2019. Adjusted EPS excluding amortization was $1.40 per diluted share in 2020 versus $1.53 in the year-ago period as the devaluation of emerging market currencies versus the US dollar and Euro adversely impacted Other Income/Expense. On a currency neutral basis, adjusted EPS excluding amortization increased 1% driven primarily by adjusted operating profit performance.

Third Quarter 2020 Segment Summary1: Growth vs. Prior Year

	Reported (GAAP)		Currency Neutral (Non-GAAP)
	Sales	Segment Profit	Sales	Segment Profit
Scent	4%	15%	4%	20%
Taste	(2)%	(16)%	(1)%	(13)%

1 Starting in the first quarter 2020, IFF reports financial results in two segments, Taste and Scent, incorporating nearly all of the Frutarom business into the Taste segment.

Scent Segment
•On a reported basis, sales increased 4% to $502.8 million, and 4% on a currency neutral basis. Consumer Fragrance growth remained strong, increasing double-digits both on a reported and currency neutral basis, with growth across nearly all sub-categories. Fine Fragrance experienced a marked sequential improvement versus the second quarter, yet declined mid-teens on a reported and currency neutral basis due to the temporary disruptions of consumer access to retail markets related to COVID-19. Fragrance Ingredients returned to growth in the third quarter led by double-digit growth in Cosmetic Actives, both on a reported and currency neutral basis.
•Scent segment profit increased 15% on a reported basis and 20% on a currency neutral basis led primarily by higher sales volume and strong benefits of productivity initiatives.

Taste Segment
•On a reported basis, sales decreased 2% to $765.2 million, or declined 1% on a currency neutral basis. Food Service, while improved versus the second quarter, experienced continued pressure, declining double-digits on a reported and currency neutral basis. The rest of the portfolio excluding Food Service was solid, growing low single-digits on a currency neutral basis and flat on a reported basis. From a geographic perspective, North America increased double-digits, with growth in nearly all categories. In EAME, growth was challenged primarily by pressures in Savory Solutions while Latin America and Greater Asia continued to be impacted by COVID-19.
•Taste segment profit decreased 16% on a reported basis and 13% on a currency neutral basis principally as acquisition-related synergies were more than offset by lower sales volume, unfavorable price versus input costs and higher COVID-19 related costs.

Financial Guidance
As the COVID-19 pandemic continues to evolve, there is uncertainty around its ultimate impact. Therefore, the Company's full year financial results cannot be reasonably estimated at this time.

For the fourth quarter of 2020, the prior year comparison included an additional week of sales or a 53rd week, which represented approximately 4 percentage points of currency neutral sales as disclosed in the fourth quarter 2019.

Audio Webcast
A live webcast to discuss the Company’s third quarter 2020 financial results will be held on November 10, 2020, at 10:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company's IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995
This press release includes “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the expected impact of the COVID-19 pandemic on the Company’s near term results, expectations regarding sales and profit for the fourth quarter of 2020, the volatility of the economic environment and uncertainty about the duration and impact of the COVID-19 pandemic; revenue from its categories with retail channel exposure, such as Fine Fragrance and Food Service; the expected impact of the COVID-19 pandemic on the global economy; the Company’s ability to manage through the COVID-19 pandemic and to mitigate the near-term impact; the Company’s expectations regarding growth in the Taste segment in the medium-term; and the Company’s expectations regarding the proposed combination with N&B. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2020, Quarterly Report on Form 10-Q filed with the SEC on May 11, 2020 and subsequent filings with the SEC. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. With respect to the Company’s expectations regarding these statements, such factors include, but are not limited to: (1) the effect of economic conditions in the industries and markets in which IFF operates in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand, the impact of weather conditions, natural disasters, public health issues, epidemics and pandemics, including the novel coronavirus (COVID-19), or the fear of such events, and the financial condition of IFF’s customers and suppliers; (2) the risks to the Company’s business from the COVID-19 pandemic, including operational risks, supply chain risks, and customer related-risks; (3) risks related to the integration of the Frutarom business, including whether the Company will realize the benefits anticipated from the acquisition in the expected time frame; (4) unanticipated costs, liabilities, charges or expenses resulting from the Frutarom acquisition; (5) the impact of the outcome of legal claims, regulatory investigations and litigation; (6) the increase in the Company’s leverage resulting from the additional debt incurred to pay a portion of the consideration for Frutarom and its impact on the Company’s liquidity and ability to return capital to its shareholders; (7) the Company’s ability to successfully market to its expanded and decentralized Taste and Frutarom customer base; (8) the Company’s ability to effectively compete in its market and develop and introduce new products that meet customers’ needs; (9) the Company’s ability to successfully develop innovative and cost-effective products that allow customers to achieve their own profitability expectations; (10) the impact of a disruption in the Company’s manufacturing operations; (11) the impact of a disruption in the Company’s supply chain, including the inability to obtain ingredients and raw materials from third parties; (12) volatility and increases in the price of raw materials, energy and transportation; (13) the Company’s ability to comply with, and the costs associated with compliance with, regulatory requirements and industry standards, including regarding product safety, quality, efficacy and environmental impact; (14) the impact of any failure or interruption of the Company’s key information technology systems or a breach of information security; (15) the Company’s ability to react in a timely and cost-effective manner to changes in consumer preferences and demands; (16) the Company’s ability to establish and manage collaborations, joint ventures or partnership that lead to development or commercialization of products; (17) the Company’s ability to benefit from its investments and expansion in emerging markets; (18) the impact of currency fluctuations or devaluations in the principal foreign markets in which it operates; (19) economic, regulatory and political risks associated with the Company’s international operations; (20) the impact of global economic uncertainty on demand for consumer products; (21) the inability to retain key personnel; (22) the Company’s ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws; (23) the Company’s ability to realize the benefits of its cost and productivity initiatives; (24) the Company’s ability to successfully manage its working capital and inventory balances; (25) the impact of the failure to comply with U.S. or foreign anti-corruption and anti-bribery laws and regulations, including the U.S. Foreign Corrupt Practices Act; (26) the

Company’s ability to protect its intellectual property rights; (27) the impact of the outcome of legal claims, regulatory investigations and litigation; (28) changes in market conditions or governmental regulations relating to the Company’s pension and postretirement obligations; (29) the impact of future impairment of the Company’s tangible or intangible long-lived assets; (30) the impact of changes in federal, state, local and international tax legislation or policies, including the Tax Cuts and Jobs Act, with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes; (31) the effect of potential government regulation on certain product development initiatives, and restrictions or costs that may be imposed on the Company or its operations as a result; and (32) the impact of the United Kingdom’s departure from the European Union. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures
We provide in this press release non-GAAP financial measures, including: (i) currency neutral sales; (ii) adjusted operating profit; (iii) adjusted operating profit (margin) ex. amortization; (iv) adjusted EPS; (v) adjusted EPS ex. amortization and (vi) currency neutral adjusted EPS ex amortization.

Our non-GAAP financial measures are defined below.

Currency Neutral metrics eliminate the effects that result from translating international currency to U.S. dollars. We calculate currency neutral numbers by comparing current year results to the prior year results restated at exchange rates in effect for the current year based on the currency of the underlying transaction.

Adjusted Operating Profit excludes the impact of operational improvement initiatives, integration related costs, restructuring and other charges, net, losses (gains) on sale of assets, FDA mandated product recall, Frutarom acquisition related costs, compliance review & legal defense costs, and N&B transaction related costs ("Operating Profit Items Impacting Comparability").

Adjusted Operating Profit (Margin) ex. Amortization excludes the impact of Operating Profit Items Impacting Comparability and the amortization of acquisition related intangible assets.

Adjusted EPS excludes the impact of operational improvement initiatives, acquisition related costs, integration related costs, restructuring and other charges, net, losses (gains) on sale of assets, FDA mandated product recall, Frutarom acquisition related costs, compliance review & legal defense costs, N&B transaction related costs, and redemption value adjustment to EPS (often referred to as “Items Impacting Comparability”).

Adjusted EPS ex. Amortization excludes the impact of Items Impacting Comparability and the amortization of acquisition related intangible assets.

These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

In the fourth quarter of fiscal year 2018, we began including Adjusted EPS ex. Amortization as a key non-GAAP financial measure of our business. Full amortization expense of intangible assets acquired in connection with acquisitions will be excluded from Adjusted EPS ex. Amortization calculation. The exclusion of amortization expense allows comparison of operating results that are consistent over time for newly and long-held businesses and with both acquisitive and non-acquisitive peer companies. We believe this calculation will provide a more accurate presentation in this and in future periods in the event of additional acquisitions. Further, this allows the investors to evaluate and understand operating trends excluding the impact on operating income and earnings per diluted share. In addition, the Frutarom acquisition related costs and N&B transaction related costs have been separated from costs related to prior acquisitions. The Frutarom acquisition related costs and

N&B transaction related costs represent a significant balance and we believe this amount should be shown separately to provide an accurate presentation of the acquisition related costs. Our GAAP results and GAAP metrics do not change, and this change has no effect on day to day business operations, or how we manage our business.

Welcome to IFF
At IFF (NYSE:IFF) (Euronext Paris: IFF) (TASE: IFF), we’re using Uncommon Sense to create what the world needs. As a collective of unconventional thinkers and creators, we put science and artistry to work to create unique and unexpected scents, tastes, experiences and ingredients for the products our world craves. Learn more at www.iff.com, Twitter, Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc.
Consolidated Income Statement
(Amounts in thousands except per share data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Net sales	$1,268,076	$1,267,345	—%	$3,814,166	$3,856,315	(1)%
Cost of goods sold	743,649	734,257	1%	2,242,030	2,245,729	—%
Gross profit	524,427	533,088	(2)%	1,572,136	1,610,586	(2)%
Research and development expenses	89,968	85,077	6%	256,825	260,489	(1)%
Selling and administrative expenses	234,520	210,829	11%	694,641	634,111	10%
Amortization of acquisition-related intangibles	47,738	48,430	(1)%	144,922	143,964	1%
Restructuring and other charges, net	1,497	3,716	(60)%	8,299	22,415	(63)%
Losses on sales of fixed assets	415	372	12%	1,568	1,136	38%
Operating profit	150,289	184,664	(19)%	465,881	548,471	(15)%
Interest expense	34,844	33,497	4%	99,046	102,662	(4)%
Other expense (income), net	9,945	(5,699)	NMF	4,762	(15,114)	NMF
Income before taxes	105,500	156,866	(33)%	362,073	460,923	(21)%
Taxes on income	19,269	27,059	(29)%	61,265	81,033	(24)%
Net income	86,231	129,807	(34)%	300,808	379,890	(21)%
Net income attributable to noncontrolling interest	1,403	2,683	(48)%	5,169	7,560	(32)%
Net income attributable to IFF	84,828	127,124	(33)%	295,639	372,330	(21)%

Net income per share - basic (1)	$0.76	$1.15		$2.68	$3.34
Net income per share - diluted (1)	$0.75	$1.13		$2.64	$3.30

Average number of shares outstanding - basic	112,183	111,998		112,148	111,953
Average number of shares outstanding - diluted	113,622	113,493		113,631	113,133

(1)    For 2020 and 2019, net income per share reflects adjustments related to the redemption value of certain redeemable noncontrolling interests.
NMF Not meaningful

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)
(Unaudited)

	September 30,	December 31,
	2020	2019
Cash, cash equivalents, and restricted cash	$482,681	$623,945
Receivables	928,625	876,197
Inventories	1,151,281	1,123,068
Other current assets	383,618	319,334
Total current assets	2,946,205	2,942,544

Property, plant and equipment, net	1,380,423	1,386,920
Goodwill and other intangibles, net	8,102,964	8,349,531
Other assets	655,782	608,416
Total assets	13,085,374	13,287,411

Short term borrowings	$440,962	$384,958
Other current liabilities	1,175,297	1,167,232
Total current liabilities	1,616,259	1,552,190

Long-term debt	3,890,762	3,997,438
Non-current liabilities	1,388,033	1,409,192

Redeemable noncontrolling interests	100,005	99,043

Shareholders' equity	6,090,315	6,229,548
Total liabilities and shareholders' equity	$13,085,374	$13,287,411

International Flavors & Fragrances Inc.
Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$300,808	$379,890
Adjustments to reconcile to net cash provided by operating activities
Depreciation and amortization	243,576	235,429
Deferred income taxes	(37,146)	(35,134)
Losses on sale of assets	1,568	1,136
Stock-based compensation	27,177	26,426
Pension contributions	(18,901)	(16,390)
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(94,292)	(22,878)
Inventories	(42,771)	(84,140)
Accounts payable	21,593	(39,332)
Accruals for incentive compensation	19,033	(20,726)
Other current payables and accrued expenses	59,962	(12,161)
Other assets	(72,886)	(58,016)
Other liabilities	7,307	28,931
Net cash provided by operating activities	415,028	383,035
Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	—	(49,065)
Additions to property, plant and equipment	(124,070)	(160,449)
Additions to intangible assets	—	(6,070)
Proceeds from life insurance contracts	1,739	1,890
Maturity of net investment hedges	(14,597)	—
Proceeds from disposal of assets	18,202	34,607
Proceeds from unwinding of cross currency swap derivative instruments	—	25,900
Contingent consideration paid	—	(4,655)
Net cash used in investing activities	(118,726)	(157,842)
Cash flows from financing activities:
Cash dividends paid to shareholders	(240,273)	(233,477)
(Decrease) increase in revolving credit facility and short term borrowings	(655)	11
Deferred financing costs	(3,205)	—
Repayments on debt	(335,084)	(100,785)
Purchases of redeemable noncontrolling interest	(21,566)	—
Proceeds from issuance of long-term debt	200,000	—
Contingent consideration paid	(9,562)	(21,791)
Proceeds from issuance of stock in connection with stock options	—	200
Employee withholding taxes paid	(7,664)	(9,966)
Net cash used in financing activities	(418,009)	(365,808)
Effect of exchange rates changes on cash, cash equivalents and restricted cash	(18,712)	(3,853)
Net change in cash, cash equivalents and restricted cash	(140,419)	(144,468)
Cash, cash equivalents and restricted cash at beginning of year	623,945	648,522
Cash, cash equivalents and restricted cash at end of period	$483,526	$504,054
The following table reconciles cash, cash equivalents and restricted cash between the Company's statement of cash flows for the periods ended September 30, 2020 and September 30, 2019 to the amounts reported in the Company's balance sheet:

	September 30, 2020	December 31, 2019	September 30, 2019	December 31, 2018
Current assets
Cash and cash equivalents	$469,840	$606,823	$494,897	$634,897
Restricted cash	12,841	17,122	9,157	13,625
Noncurrent assets
Restricted cash included in Other assets	845	—	—	—
Cash, cash equivalents and restricted cash	$483,526	$623,945	$504,054	$648,522

International Flavors & Fragrances Inc.
Business Unit Performance
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net Sales
Taste	$765,238	$782,428	$2,343,884	$2,398,549
Scent	502,838	484,917	1,470,282	1,457,766
Consolidated	$1,268,076	$1,267,345	$3,814,166	$3,856,315

Segment Profit
Taste	$101,600	$121,425	$346,223	$383,450
Scent	101,388	87,894	277,156	272,061
Global Expenses	(9,608)	(8,385)	(49,550)	(35,957)
Operational Improvement Initiatives	—	(712)	—	(1,652)
Frutarom Integration Related Costs	(1,883)	(10,511)	(8,816)	(36,825)
Restructuring and Other Charges, net	(1,497)	(3,716)	(8,299)	(22,415)
Losses on sale of assets	(415)	(372)	(1,568)	(1,136)
FDA Mandated Product Recall	—	(250)	—	(250)
Frutarom Acquisition Related Costs	(808)	2,914	(1,382)	(5,182)
Compliance Review & Legal Defense Costs	(1,000)	(3,623)	(1,624)	(3,623)
N&B Transaction Related Costs	(8,247)	—	(24,372)	—
N&B Integration Related Costs	(29,241)	—	(61,887)	—
Operating profit	150,289	184,664	465,881	548,471
Interest Expense	(34,844)	(33,497)	(99,046)	(102,662)
Other (expense) income, net	(9,945)	5,699	(4,762)	15,114
Income before taxes	$105,500	$156,866	$362,073	$460,923

Operating Margin
Taste	13%	16%	15%	16%
Scent	20%	18%	19%	19%
Consolidated	12%	15%	12%	14%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Foreign Exchange Impact
(Unaudited)

Q3 Taste		Sales	Segment Profit
% Change - Reported		(2)%	(16)%
Currency Impact		1%	3%
% Change - Currency Neutral		(1)%	(13)%

Q3 Scent		Sales	Segment Profit
% Change - Reported		4%	15%
Currency Impact		0%	5%
% Change - Currency Neutral		4%	20%

Q3 Consolidated	Sales	Adjusted Operating Profit	EPS ex. Amortization
% Change - Adjusted (Non-GAAP)	0%	(3)%	(9)%
Currency Impact	1%	4%	10%
% Change - Currency Neutral	1%	1%	1%

YTD Taste		Sales	Segment Profit
% Change - Reported		(2)%	(10)%
Currency Impact		2%	3%
% Change - Currency Neutral		0%	(7)%

YTD Scent		Sales	Segment Profit
% Change - Reported		1%	2%
Currency Impact		1%	2%
% Change - Currency Neutral		2%	4%

YTD Consolidated	Sales	Adjusted Operating Profit	EPS ex. Amortization
% Change - Adjusted (Non-GAAP)	(1)%	(6)%	(7)%
Currency Impact	2%	2%	5%
% Change - Currency Neutral	1%	(4)%	(2)%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Third Quarter
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$524,427	$533,088
Operational Improvement Initiatives (a)	—	711
Frutarom Integration Related Costs (c)	103	187
FDA Mandated Product Recall (e)	—	250
Frutarom Acquisition Related Costs (f)	—	(3,603)
Adjusted (Non-GAAP)	$524,530	$530,633

Reconciliation of Selling and Administrative Expenses
	Third Quarter
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$234,520	$210,829
Frutarom Integration Related Costs (c)	(1,597)	(10,047)
Frutarom Acquisition Related Costs (f)	(808)	(691)
Compliance Review & Legal Defense Costs (g)	(1,000)	(3,623)
N&B Transaction Related Costs (h)	(8,247)	—
N&B Integration Related Costs (i)	(29,241)	—
Adjusted (Non-GAAP)	$193,627	$196,468

Reconciliation of Operating Profit
	Third Quarter
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$150,289	$184,664
Operational Improvement Initiatives (a)	—	712
Frutarom Integration Related Costs (c)	1,883	10,511
Restructuring and Other Charges, net (d)	1,497	3,716
Losses on Sale of Assets	415	372
FDA Mandated Product Recall (e)	—	250
Frutarom Acquisition Related Costs (f)	808	(2,914)
Compliance Review & Legal Defense Costs (g)	1,000	3,623
N&B Transaction Related Costs (h)	8,247	—
N&B Integration Related Costs (i)	29,241	—
Adjusted (Non-GAAP)	$193,380	$200,934

Reconciliation of Adjusted (Non-GAAP) Operating Profit Margin ex. Amortization
(DOLLARS IN THOUSANDS)	Third Quarter
Numerator	2020	2019
Adjusted (Non-GAAP) Operating Profit	$193,380	$200,934
Amortization of Acquisition related Intangible Assets	47,738	48,430
Adjusted (Non-GAAP) Operating Profit ex. Amortization	241,118	249,364

Denominator
Sales	1,268,076	1,267,345
Adjusted (Non-GAAP) Operating Profit Margin ex. Amortization	19.0%	19.7%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income
	Third Quarter
	2020				2019
(DOLLARS IN THOUSANDS)	Income before taxes	Taxes on income (k)	Net Income Attributable to IFF (l)	Diluted EPS (m)	Income before taxes	Taxes on income (k)	Net Income Attributable to IFF (l)	Diluted EPS (m)
Reported (GAAP)	$105,500	$19,269	$84,828	$0.75	$156,866	$27,059	$127,124	$1.13
Operational Improvement Initiatives (a)	—	—	—	—	712	243	469	—
Acquisition Related Costs (b)	—	—	—	—	(3,371)	—	(3,371)	(0.03)
Frutarom Integration Related Costs (c)	1,883	407	1,476	0.01	10,511	2,347	8,164	0.07
Restructuring and Other Charges, net (d)	1,497	349	1,148	0.01	3,716	811	2,905	0.03
Losses on Sale of Assets	415	91	324	—	372	98	274	—
FDA Mandated Product Recall (e)	—	—	—	—	250	57	193	—
Frutarom Acquisition Related Costs (f)	1,316	523	793	0.01	(2,914)	(715)	(2,199)	(0.02)
Compliance Review & Legal Defense Costs (g)	1,000	228	772	0.01	3,623	827	2,796	0.02
N&B Transaction Related Costs (h)	8,247	—	8,247	0.07	—	—	—	—
N&B Integration Related Costs (i)	29,241	6,719	22,522	0.20	—	—	—	—
Redemption value adjustment to EPS (j)	—	—	—	(0.01)	—	—	—	(0.02)
Adjusted (Non-GAAP)	$149,099	$27,586	$120,110	$1.06	$169,765	$30,727	$136,355	$1.20

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Third Quarter
(DOLLARS AND SHARE AMOUNTS IN THOUSANDS)	2020	2019
Numerator
Adjusted (Non-GAAP) Net Income	$120,110	$136,355
Amortization of Acquisition related Intangible Assets	47,738	48,430
Tax impact on Amortization of Acquisition related Intangible Assets (k)	8,564	10,961
Amortization of Acquisition related Intangible Assets, net of tax (n)	39,174	37,469
Adjusted (Non-GAAP) Net Income ex. Amortization	159,284	173,824

Denominator
Weighted average shares assuming dilution (diluted)	113,622	113,493
Adjusted (Non-GAAP) EPS ex. Amortization	$1.40	$1.53

(a)	Represents accelerated depreciation related to a plant relocation in India and China.
(b)	Represents adjustments to the fair value for an equity method investment in Canada which we began consolidating in the second quarter of 2019.
(c)	Represents costs related to the integration of the Frutarom acquisition. For 2020, costs primarily related to advisory services, retention bonuses and performance stock awards. For 2019, costs principally related to advisory services.
(d)	For 2020, represents costs primarily related to the Frutarom Integration Initiative. For 2019, represents costs primarily related to the Frutarom Integration Initiative and 2019 Severance Program.
(e)	Represents additional claims that management paid to co-packers.
(f)	Represents transaction-related costs and expenses related to the acquisition of Frutarom. For 2020, amount primarily includes earn-out payments, net of adjustments, amortization for inventory "step-up" costs and transaction costs principally related to the 2019 Acquisition Activity, including an adjustment to reverse an earnout liability and another adjustment to record an earnout liability in the third quarter of 2020. For 2019, amount primarily includes amortization for inventory "step-up" costs and transaction costs, along with a measurement period adjustment to the amount of the inventory "step-up" recorded.
(g)	Costs related to reviewing the nature of inappropriate payments and review of compliance in certain other countries. In addition, includes legal costs for related shareholder lawsuits.
(h)	Represents transaction costs and expenses related to the pending transaction with N&B, principally related to legal and professional fees for capital raising activities.
(i)	Represents costs primarily related to advisory services for the integration of the pending transaction with N&B, principally consulting fees.
(j)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable noncontrolling interests over their existing carrying value.
(k)	The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred, except for those items which are non-taxable or are subject to a valuation allowance for which the tax expense (benefit) was calculated at 0%. For fiscal years 2020 and 2019, these non-GAAP adjustments were not subject to foreign tax credits, but to the extent that such factors are applicable to any future non-GAAP adjustments we will take such factors into consideration in calculating the tax expense (benefit). For amortization, the tax benefit has been calculated based on the statutory rate on a country by country basis.
(l)	For 2020 and 2019, net income is reduced by income attributable to noncontrolling interest of $1.4M and $2.7M, respectively.
(m)	The sum of these items does not foot due to rounding.
(n)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Third Quarter Year-to-Date
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$1,572,136	$1,610,586
Operational Improvement Initiatives (a)	—	1,651
Frutarom Integration Related Costs (c)	348	508
FDA Mandated Product Recall (e)	—	250
Frutarom Acquisition Related Costs (f)	759	4,247
Adjusted (Non-GAAP)	$1,573,243	$1,617,242

Reconciliation of Selling and Administrative Expenses
	Third Quarter Year-to-Date
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$694,641	$634,111
Frutarom Integration Related Costs (c)	(7,875)	(35,647)
Frutarom Acquisition Related Costs (f)	(623)	(937)
Compliance Review & Legal Defense Costs (g)	(1,624)	(3,623)
N&B Transaction Related Costs (h)	(24,372)	—
N&B Integration Related Costs (i)	(61,887)	—
Adjusted (Non-GAAP)	$598,260	$593,904

Reconciliation of Operating Profit
	Third Quarter Year-to-Date
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$465,881	$548,471
Operational Improvement Initiatives (a)	—	1,652
Frutarom Integration Related Costs (c)	8,816	36,825
Restructuring and Other Charges, net (d)	8,299	22,415
Losses on Sale of Assets	1,568	1,136
FDA Mandated Product Recall (e)	—	250
Frutarom Acquisition Related Costs (f)	1,382	5,182
Compliance Review & Legal Defense Costs (g)	1,624	3,623
N&B Transaction Related Costs (h)	24,372	—
N&B Integration Related Costs (i)	61,887	—
Adjusted (Non-GAAP)	$573,829	$619,554

Reconciliation of Adjusted (Non-GAAP) Operating Profit Margin ex. Amortization
(DOLLARS IN THOUSANDS)	Third Quarter Year-to-Date
Numerator	2020	2019
Adjusted (Non-GAAP) Operating Profit	$573,829	$619,554
Amortization of Acquisition related Intangible Assets	144,922	143,964
Adjusted (Non-GAAP) Operating Profit ex. Amortization	718,751	763,518

Denominator
Sales	3,814,166	3,856,315
Adjusted (Non-GAAP) Operating Profit Margin ex. Amortization	18.8%	19.8%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income
	Third Quarter Year-to-Date
	2020				2019
(DOLLARS IN THOUSANDS)	Income before taxes	Taxes on income (k)	Net Income Attributable to IFF (l)	Diluted EPS (m)	Income before taxes	Taxes on income (k)	Net Income Attributable to IFF (l)	Diluted EPS
Reported (GAAP)	$362,073	$61,265	$295,639	$2.64	$460,923	$81,033	$372,330	$3.30
Operational Improvement Initiatives (a)	—	—	—	—	1,652	561	1,091	0.01
Acquisition Related Costs (b)	—	—	—	—	(3,371)	—	(3,371)	(0.03)
Frutarom Integration Related Costs (c)	8,816	1,959	6,857	0.06	36,825	8,270	28,555	0.25
Restructuring and Other Charges, net (d)	8,299	1,922	6,377	0.06	22,415	5,394	17,021	0.16
Losses on Sale of Assets	1,568	356	1,212	0.01	1,136	290	846	0.01
FDA Mandated Product Recall (e)	—	—	—	—	250	57	193	—
Frutarom Acquisition Related Costs (f)	1,382	(1,160)	2,542	0.02	5,182	672	4,510	0.04
Compliance Review & Legal Defense Costs (g)	1,624	358	1,266	0.01	3,623	827	2,796	0.02
N&B Transaction Related Costs (h)	24,372	904	23,468	0.21	—	—	—	—
N&B Integration Related Costs (i)	61,887	14,255	47,632	0.42	—	—	—	—
Redemption value adjustment to EPS (j)	—	—	—	(0.04)	—	—	—	(0.02)
Adjusted (Non-GAAP)	$470,021	$79,859	$384,993	$3.38	$528,635	$97,104	$423,971	$3.74

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Third Quarter Year-to-Date
(DOLLARS AND SHARE AMOUNTS IN THOUSANDS)	2020	2019
Numerator
Adjusted (Non-GAAP) Net Income	$384,993	$423,971
Amortization of Acquisition related Intangible Assets	144,922	143,964
Tax impact on Amortization of Acquisition related Intangible Assets (k)	30,635	33,792
Amortization of Acquisition related Intangible Assets, net of tax (n)	114,287	110,172
Adjusted (Non-GAAP) Net Income ex. Amortization	499,280	534,143

Denominator
Weighted average shares assuming dilution (diluted)	113,631	113,133
Adjusted (Non-GAAP) EPS ex. Amortization	$4.39	$4.72

(a)	Represents accelerated depreciation related to a plant relocation in India and China.
(b)	Represents adjustments to the fair value for an equity method investment in Canada which we began consolidating in the second quarter of 2019.
(c)	Represents costs related to the integration of the Frutarom acquisition. For 2020, costs primarily related to advisory services, retention bonuses and performance stock awards. For 2019, costs principally related to advisory services.
(d)	For 2020, represents costs primarily related to the Frutarom Integration Initiative. For 2019, represents costs primarily related to the Frutarom Integration Initiative and 2019 Severance Program.
(e)	Represents additional claims that management paid to co-packers.
(f)	Represents transaction-related costs and expenses related to the acquisition of Frutarom. For 2020, amount primarily includes earn-out payments, net of adjustments, amortization for inventory "step-up" costs and transaction costs principally related to the 2019 Acquisition Activity, including an adjustment to reverse an earnout liability and another adjustment to record an earnout liability in the third quarter of 2020. For 2019, amount primarily includes amortization for inventory "step-up" costs and transaction costs, along with a measurement period adjustment to the amount of the inventory "step-up" recorded.
(g)	Costs related to reviewing the nature of inappropriate payments and review of compliance in certain other countries. In addition, includes legal costs for related shareholder lawsuits.
(h)	Represents transaction costs and expenses related to the pending transaction with N&B, principally related to legal and professional fees for capital raising activities.
(i)	Represents costs primarily related to advisory services for the integration of the pending transaction with N&B, principally consulting fees.
(j)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable noncontrolling interests over their existing carrying value.
(k)	The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred, except for those items which are non-taxable or are subject to a valuation allowance for which the tax expense (benefit) was calculated at 0%. For fiscal years 2020 and 2019, these non-GAAP adjustments were not subject to foreign tax credits, but to the extent that such factors are applicable to any future non-GAAP adjustments we will take such factors into consideration in calculating the tax expense (benefit). For amortization, the tax benefit has been calculated based on the statutory rate on a country by country basis.
(l)	For 2020 and 2019, net income is reduced by income attributable to noncontrolling interest of $5.2M and $7.6M, respectively.
(m)	The sum of these items does not foot due to rounding.
(n)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.